Exhibit 10.41

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of the 26 day of February, 2010 (the “Amendment Date”), by and between PARK CREST BUILDING 5 ASSOCIATES, LLC, a Virginia limited liability company (“Seller”) having an address of c/o The Penrose Group, 8330 Boone Boulevard, Suite 460, Vienna, Virginia 22182, and BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership (“Buyer”) having an address of 15601 Dallas Parkway, Suite 600, Addison, Texas, 75001.

R E C I T A L S:

A.            Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of January 28, 2010 (the “Agreement”), for the purchase and sale of the property commonly known as “The Lofts at Park*Crest Condominium”, located in McLean, Virginia.

B.            Buyer and Seller desire to modify the terms of the Agreement pursuant to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Incorporation of Recitals; Definitions. The foregoing recitals are incorporated herein. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement. Section numbers refer to the corresponding section numbers in the Agreement.

2.             Master Association Documents. The “Amended and Restated Supplemental Declaration for Park*Crest dated as of                            , 2010 and recorded in Deed Book                at Page               among the Land Records of Fairfax County, Virginia [TO BE RECORDED]” included on the compact disk for Exhibit J to the Agreement, is hereby deleted in its entirety and replaced with the attached Amended and Restated Supplemental Declaration for Park*Crest.

3.             Lofts at Park*Crest Condominium Documents. The “Amended and Restated Supplemental Declaration for Park*Crest dated as of                               , 2010 and recorded in Deed Book                 at Page                   among the Land Records of Fairfax County, Virginia [TO BE RECORDED]” included on the compact disk for Exhibit K to the Agreement, is hereby deleted in its entirety and replaced with the attached Amended and Restated Supplemental Declaration for Park*Crest.

4.             Recordation of Amended and Restated Supplemental Declaration for Park*Crest. Seller shall have the Amended and Restated Supplemental Declaration for Park*Crest in the form attached hereto executed and recorded among the Land Records of Fairfax County, Virginia, prior to or concurrently with Closing.

4.           Ratification and No Further Amendment. As modified by this Amendment, the Agreement is fully ratified, adopted and approved by the parties hereto effective as of the date of this Amendment. Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.

5.           Miscellaneous. This Amendment may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument. Each party has the right to rely upon a facsimile or e-mail counterpart of this Amendment signed by the other party to the same extent as if such party received an original counterpart.

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IN WITNESS WHEREOF, Seller and Buyer have executed and delivered this Amendment as of the date first above written.

SELLER:

PARK CREST BUILDING 5 ASSOCIATES, LLC, a
Virginia limited liability company

By:	/s/ Olav B. Kollevoll, Jr.
Name:	Olav B. Kollevoll, Jr.
Title:	Vice President

BUYER:

BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership

By:	BHMF, Inc.,
a Delaware corporation, its general partner

	By:	/s/ Robert T. Poynter
	Name:	Robert T. Poynter
	Title:	Vice President